UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana	47705-0868
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-9677

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On April 29, 2010, Integra Bank Corporation (the “Company”) announced that its subsidiary, Integra Bank N.A. (“Integra Bank”), had entered into a definitive agreement for the sale of four of its branches, as well as the sale of a pool of commercial and commercial real estate loans to Citizens Deposit Bank and Trust (“Citizens”), a wholly-owned bank subsidiary of Premier Financial Bancorp of Vanceburg, Kentucky.  The Company’s press release relating to these transactions is attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Integra Bank has entered into agreements with four other financial institutions during 2010 for the sale of a total of sixteen of its Bank’s branch banking offices.  These transactions are key components of plans to increase its regulatory capital ratios.  In these transactions, the purchasers will purchase the real estate and the improvements used for the branches, assume the deposit liabilities related to the branches, pay Integra Bank a deposit premium, and acquire loans related to the branches as well as additional loans.  The first two transactions Integra Bank announced, (the sale of three Indiana branches to United Community Bank and the sale of two Kentucky branches to The Cecilian Bank) have received regulatory approval and are expected to close in the second quarter of 2010.  The third and fourth transactions, (the sale of five Kentucky and three Indiana branches to First Security Bank of Owensboro, Inc. and three Kentucky branches to FNB Bank, Inc.) are expected to close in the third quarter of 2010, as is the branch sale to Citizens.  A separate sale of $15.0 million of commercial loans to Citizens is expected to close during the second quarter of 2010.  There are conditions, including regulatory approval and in some cases, the purchaser raising additional capital, that must be satisfied before closing the transactions.  Accordingly, we cannot assure that all of these transactions will be closed as expected.

The Company expects that these five transactions will, on a combined basis, improve Integra Bank’s tier 1 and total risk based capital ratios by approximately 390 basis points, while increasing its tier 1 leverage ratio by approximately 230 basis points.  The transactions are also expected to increase the Company’s tangible common equity to tangible assets ratio by approximately 120 basis points.  The final impact will be determined in part by the loan and deposit balances transferred at the closing date.

The information in this Current Report on Form 8-K, including the attached exhibit, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company.

   This report contains statements about the proposed sale of Integra Bank branch offices and other assets to Citizens and the impact on both Integra Bank and Citizens. These statements are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the satisfaction of customary closing conditions set forth in the various agreements between the parties, including the receipt of regulatory approval.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit

99 (a)	Press Release, dated April 29, 2010, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 29, 2010

INTEGRA BANK CORPORATION

By:	/s/ Michael B. Carroll
Michael B. Carroll
Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.	Description

99 (a)	Press Release, dated April 29, 2010